Report of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders
Putnam Investment Funds

In planning and performing our audit of the financial statements
of Putnam Small Cap Value Fund    the Fund   , a series of
Putnam Investment Funds, as of and for the year ended February 28, 2014, in accordance with the standards of the Public Company
Accounting Oversight Board   United States  , we considered the
Funds internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting. Accordingly, we express no such opinion.
Management of the Fund is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A companys internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in
accordance with generally accepted accounting principles   GAAP
..  A companys internal control over financial reporting includes
those policies and procedures that   1   pertain to the
maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the
assets of the company;   2   provide reasonable assurance that
transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and trustees of the
company; and   3   provide reasonable assurance regarding
prevention or timely detection of unauthorized acquisition, use or disposition of the companys assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of a Funds annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight
Board   United States  .  However, we noted no deficiencies in
the Funds internal control over financial reporting and its operation, including controls over safeguarding securities, that we consider to be a material weakness as defined above as of February 28, 2014.

This report is intended solely for the information and use of management and the Board of Trustees of Putnam Investment Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


      /s/ KPMG LLP


Boston, Massachusetts
April 8, 2014